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                                                                    EXHIBIT 5.1

              [LETTERHEAD OF RUBIN BAUM LEVIN CONSTANT & FREIDMAN]

                                                                 January 3, 1997



Life Medical Sciences, Inc.
379 Thornall Street
Edison, New Jersey 08837


                     Re:      Registration Statement on Form S-3
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Ladies and Gentlemen:

          We refer to the Registration Statement on Form S-3 (the "Registration Statement"), filed by Life Medical Sciences, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") for the purpose of registering under the Securities Act of 1933, as amended (the "Act"), 1,612,786 shares of the Company's Common Stock, $.001 par value per share (the "Shares"), for sale by the selling stockholders named therein (the "Selling Stockholders").

          As counsel to the Company, we have examined such corpo rate records, documents, agreements and such matters of law as we have considered necessary or appropriate for the purpose of this opinion.

          Upon the basis of such examination, we advise you that in our opinion
(i) to the extent already outstanding, the Shares to be sold by the Selling Stockholders are, and (ii) to the extent issuable upon exercise of outstanding warrants or options, the Shares to be sold by the Selling Stockholders, if and when paid for and issued in accordance with the terms of such warrants or options, as the case may be, will be, validly issued, fully paid and nonassessable.

          We are members of the New York Bar, and the opinions expressed herein are limited to questions arising under the laws of the State of New York, the General Corporation Law of the State of
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RUBIN BAUM LEVIN CONSTANT & FRIEDMAN
------------------------------------

Life Medical Sciences, Inc.
January 3, 1997
Page 2

Delaware and the Federal law of the United States, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.

          We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement. Reference is made to the section of the Registration Statement entitled "Legal Matters" for a descrip tion of the relationship of Irwin M. Rosenthal, a partner of this firm, to the Company, including a description of ownership of the Company's securities by Mr. Rosenthal, and for a description of ownership of the Company's securities by certain attorneys of this firm. In giving this consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                              Very truly yours,



                              RUBIN BAUM LEVIN CONSTANT & FRIEDMAN